Exhibit 99.1

CHF Solutions, Inc. Announces 80% Revenue Growth for its Fourth Quarter and Provides Company Update

Eden Prairie, MN: February 20, 2019: (GLOBE NEWSWIRE) CHF Solutions, Inc. (Nasdaq: CHFS) announced today its results for the fourth quarter and year ended December 31, 2018, which included the following highlights:

•	Revenue for the fourth quarter ended December 31, 2018 increased 80.4 percent compared to the same period in 2017. Revenue growth for the year 2018 was 40.7 percent compared to the year 2017.

•	Continued marketing focus into post-cardiovascular surgery and heart failure outpatient clinics.

•	Commenced discussions with the FDA to request a label modification to include pediatrics.

•	Continued international expansion with announcement of new distributor agreements in India and Brazil.

•	Announced the filing of two new patent applications to deepen the company’s intellectual property protection of its Aquadex Flexflow® system.

•	Ended the quarter with $5.5 million in cash and cash equivalents and no debt.

“Our fourth quarter and year-end performance reflects the significant work our team accomplished during 2018. We achieved impressive revenue growth and continued to make strides in our commercialization efforts,” said John Erb, chairman and CEO of CHF Solutions. “I look forward to executing on the additional market opportunities we have identified, which we believe will deliver additional growth in 2019 and beyond.”

The Company will host a conference call and webcast at 9:00 AM ET today to discuss its financial results and provide an update on the Company’s performance. To access the live webcast, please visit http://ir.chf-solutions.com/events. Alternatively, you may access the live conference call by dialing (877) 303-9826 (U.S.) or (224) 357-2194 (international) and using conference ID: 4589101. An audio archive of the webcast will be available following the call at http://ir.chf-solutions.com/events.

About CHF Solutions

CHF Solutions, Inc. (NASDAQ:CHFS) is a medical device company focused on commercializing the Aquadex FlexFlow system for aquapheresis therapy. The Aquadex FlexFlow system, is indicated for temporary (up to eight hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy, and extended (longer than 8 hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy and require hospitalization. All treatments must be administered by a healthcare provider, under physician prescription, both of whom having received training in extracorporeal therapies.  The company’s objective is to improve the quality of life for patients with heart failure and related conditions. CHF Solutions is a Delaware corporation headquartered in Minneapolis with wholly owned subsidiaries in Australia and Ireland. The company has been listed on the NASDAQ Capital Market since February 2012.

Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, the trends in our revenue, our expansion plans to expand into the post-cardiovascular surgery market, our plans for label expansion of Aquadex FlexFlow and our future growth and developments in 2019 and beyond.  Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our ability to execute on our business strategy, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. CHF Solutions does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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 FINANCIALS
CHF SOLUTIONS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share amounts)

	Three months ended December 31		Twelve months ended December 31,
	2018	2017	2018	2017
Net sales	$1,499	$831	$4,998	$3,553
Costs and Expenses:
Cost of goods sold	984	851	3,670	2,763
Selling, general and administrative	3,822	2,692	15,311	10,170
Research and development	946	479	3,053	1,481
Goodwill and intangibles impairment	—	3,951	—	3,951
Total costs and expenses	5,752	7,973	22,034	18,365
Loss from operations	(4,253)	(7,142)	(17,036)	(14,812)
Other income (expense):
Other income, net	—	—	10	28
Warrant valuation expense	—	—	—	(67)
Change in fair value of warrant liability	—	5	—	1,475
Total other income	—	5	10	1,436
Loss before income taxes	(4,253)	(7,137)	(17,026)	(13,376)
Income tax expense	(3)	—	(6)	(6)
Net loss	$(4,256)	$(7,137)	$(17,032)	$(13,382)

Basic and diluted loss per share	$(8.37)	$(140.07)	$(42.14)	$(525.01)

Weighted average shares outstanding – basic and diluted	509	113	404	48

Other comprehensive loss:
Foreign currency translation adjustment	$(2)	$(1)	$(4)	$(8)
Total comprehensive loss	$(4,258)	$(7,138)	$(17,036)	$(13,390)

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$5,480	$15,595
Accounts receivable	786	545
Inventories	1,658	1,588
Other current assets	203	136
Total current assets	8,127	17,864
Property, plant and equipment, net	536	570
Other assets	113	21
TOTAL ASSETS	$8,776	$18,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,133	$862
Accrued compensation	1,498	1,021
Other current liabilities	209	208
Total current liabilities	2,840	2,091
Other liabilities	—	126
Total liabilities	2,840	2,217
Commitments and contingencies

Stockholders’ equity
Series A junior participating preferred stock as of December 31, 2018 and December 31, 2017, par value $0.0001 per share; authorized 30,000 shares, none outstanding	—	—
Series F convertible preferred stock as of December 31, 2018 and December 31, 2017, par value $0.0001 per share; authorized 535 and 3,780 shares, respectively, issued and outstanding 535 and 3,780, respectively

Preferred stock as of December 31, 2018 and December 31, 2017, par value
$0.0001 per share; authorized 39,969,465 and 39,966,220 shares, respectively, none outstanding	—	—
Common stock as of December 31, 2018 and December 31, 2017, par value
$0.0001 per share; authorized 100,000,000 shares, issued and outstanding
513,445 and 271,357, respectively	—	—
Additional paid‑in capital	204,101	197,367
Accumulated other comprehensive income:
Foreign currency translation adjustment	1,223	1,227
Accumulated deficit	(199,388)	(182,356)
Total stockholders’ equity	5,936	16,238
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,776	$18,455

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)

	For the years ended December 31,
	2018	2017
Operating Activities
Net loss	$(17,032)	$(13,382)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	232	769
Stock-based compensation expense, net	2,087	499
Goodwill and intangibles impairment	—	3,951
Change in fair value of warrant liability	—	(1,475)
Warrant valuation expense	—	67
Changes in assets and liabilities:
Accounts receivable	(241)	(263)
Inventories	(70)	(911)
Other current assets	(67)	1
Other assets	(14)	—
Accounts payable and accrued expenses	545	(1,176)
Net cash used in operations	(14,560)	(11,920)

Investing activities:
Purchase of property and equipment	(198)	(259)
Net cash used in investing activities	(198)	(259)

Financing activities:
Net proceeds from public stock offerings	4,647	24,281
Net proceeds from exercise of warrants	—	1,989
Net proceeds from the sale of preferred stock, common stock and warrants	—	184
Net cash provided by financing activities	4,647	26,454

Effect of exchange rate changes on cash	(4)	(3)
Net increase (decrease) in cash and cash equivalents	(10,115)	14,272
Cash and cash equivalents—beginning of period	15,595	1,323
Cash and cash equivalents—end of period	$5,480	$15,595

Supplemental schedule of non-cash activities
Financing fees incurred for subsequent equity financing included in other assets and accounts payable	$78	$—
Warrants issued as inducement to warrant exercise	$—	$509
Conversion of temporary equity to permanent equity	$—	$485

Supplemental cash flow information
Cash paid for income taxes	$2	$6

CONTACTS:

INVESTORS:
Claudia Napal Drayton
Chief Financial Officer
CHF Solutions, Inc.
952-345-4205
ir@chf-solutions.com

-or-
Bret Shapiro
Managing Partner
CORE IR
516-222-2560
brets@coreir.com
www.coreir.com

MEDIA
Jules Abraham
JQA Partners, Inc.
917-885-7378
jabraham@jqapartners.com